UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2011

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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, Mark Samson and Mark Thornton resigned as members of the Board of Directors (the “Board”) of American Apparel, Inc. (the “Company”).  The resignations of Messrs. Samson and Thornton were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As previously disclosed in the Company’s Current Report on Form 8-K, dated June 30, 2011, the Board appointed Marvin Igelman as a director of the Board and as a member of the Audit Committee, effective automatically upon the occurrence or creation of a future vacancy on the Board or such committee, with Mr. Igelman to serve in the same director class as such vacancy.  Messrs. Samson and Thornton were both Class C directors and members of the  Audit Committee, among other committees.  On July 1, 2011, upon the resignations of Messrs. Samson and Thornton, Mr. Igelman was appointed to the Board as a Class C director and to the Audit Committee, to serve until the 2013 Annual Meeting of Stockholders at which such class is up for re-election and until his successor is elected and qualified, or his earlier death, resignation or removal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 5, 2011	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary